UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2006

DIGITAL ANGEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Villaume Avenue, South St. Paul, MN  55075

(Address of Principal Executive Offices)  (Zip Code)

 (Registrant’s telephone number, including area code)  (651) 455-1621

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8-Other Events

Item 8.01.              Other Events

Digital Angel Corporation (the “Company”) filed a Form 8-K on January 4, 2006 with the Securities and Exchange Commission (the “Commission”) and attached the Amended and Restated Supply, License and Development Agreement dated December 28, 2005 as Exhibit 10.1 (“Exhibit”) to such Form 8-K. Pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, certain information contained in the Exhibit was deleted and confidential treatment was requested for such deleted information (“Confidential Information”) on the basis that disclosure of the Confidential Information would be detrimental to the Company and is not necessary for the protection of investors. The initial application for confidential treatment of the Confidential Information was filed with the Commission on January 4, 2006.  An amendment to the application for confidential treatment was filed with the Commission on August 4, 2006, whereby the Confidential Information was revised pursuant to the Commission’s request.   A copy of The Amended and Restated Supply, License and Development Agreement is being refiled with the revised Confidential Information deleted pursuant to Rule 24b-2 and pursuant to the undertaking in the amendment to the application for confidential treatment to refile the same as Exhibit 10.1 to this Form 8-K.

Section 9-Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits

(c)                                                                                  Exhibits

10.1                           Amended and Restated Supply, License, and Development Agreement by and between Digital Angel Corporation and VeriChip Corporation, dated December 28, 2005*

* Confidential treatment has been requested for portions of such exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission by Digital Angel Corporation.  Such portions of the exhibit have been redacted, and the redacted portions have been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2006

/s/ James P. Santelli
Digital Angel Corporation
James P. Santelli
Senior Vice President and Chief Financial Officer